SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.
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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 10, 2002


  (These materials are intended to be released to one or more shareholders, inconjunction with the previously supplied Definitive Proxy Statement currently on file, on or about April 05, 2002)
                ==============================================


SHAREOWNER REPRESENTATION ON NETRO CORPORATION'S BOARD OF DIRECTORS

BACKGROUND INFORMATION

- Mr. Robert Coates owns 2,405,400 shares in Netro all of which were bought in the open market from 03/05/01 through 03/08/02

- Mr. Coates started buying Netro shares when they were priced at $6.35 per share

- The average price Mr. Coates paid for his shares is approximately $3.20 per share

- Mr. Robert Coates and Mr. David Kennedy, an associate of his, are each seeking to be elected to Netro's Board of Directors

- Two out of the seven seats of the board are up for election during the company's annual shareholder meeting which is scheduled for May 21, 2002

- Mr. Coates is not seeking control of the board

AREAS OF CONCERN - BUSINESS RESULTS

- Netro's stock has fallen 95% over the last two years

- Netro stock is currently trading at about half the value of Netro's cash and marketable securities

- Although Netro's revenues decreased 65.4% in 2001, Netro's G&A increased by 73.2% over the same period

- Netro lost $32 million during the first quarter of 2002

- Netro could potentially burn through all of its cash while trying to retrofit and market its Project Angel acquisition

- The loss of over $10 million in Bungee Communication's failed attempt to develop Netro's next generation products

- Netro paid AT&T Wireless $16 million in cash and 8.2 million shares of Netro stock for assets which will produce no near term revenues, but will increase Netro's expenses

- The loss of key executive officers over the last three and a half years, including a VP of Engineering and R&D, a Chief Scientist and CTO, as well as key Sales and Business Development VPs

AREAS OF CONCERN - CORPORATE GOVERNANCE

- The presence of a staggered board

- The adoption of anti-takeover measures, including a poison pill plan, in July of 2001 - without shareowners voting for it

- The repricing of options at very low levels -- $3.07 per share - in October of 2001

- The hiring of Shlomo Yariv as COO after presiding over the demise of Bungee Communications, Netro's overseas R&D subsidiary

- Netro's refusal to disclose information about Bungee Communications to its shareowners

- The board members that are up for reelection have attended less than 75% of the board and committee meetings (Mr. Federman in 2001 and Mr. Baruch in
  2000)

- A CEO that is also the Chairman of the Board

- A compensation committee (Mr. Baruch and Mr. Federman) that has increased Netro's executives salaries and options in the face of declining revenues and growing losses

- Mr. Federman serves on the compensation and the audit committee

- Mr. Baruch also serves as chairman of three companies and as a director of at least 8 other companies

- Mr. Federman serves on "multiple public technology boards" including the four mentioned in Netro's filings

AREAS OF CONCERN - TECHNOLOGY

- An Airstar product whose inventors - including Mr. Amir Makleff and Mr. Elie Pasternak -- left the company in 1998 and has seen relatively minor improvements since 1997

- A Project Angel product that needs to be retrofitted to work in the 3.5 GHz frequency band and won't be ready until the second half of this year

- A general skepticism from industry experts about the viability of selling Project Angel's product at a cost required to make an international deployment successful

- The fact that competitors already have 3.5 GHz, OFDM-based, non-line of sight products available in emerging markets such as China

- Alvarion owns over 50% of the market share in the 3.5 GHz frequency band

ROBERT COATES' AND DAVID KENNEDY'S PLAN

- Use Netro's excess cash to buy back stock from the current shareowners - Mr. Coates is suggesting a self-tender for 20 million shares at $4.50 per share

- Eliminate the poison pill and scale back Netro's takeover defenses, allowing for potential suitors to acquire or merge with Netro, if it's in the best interest of the shareowners

- Meet with major customers and shareowners to hear their suggestions about how to improve the company's operations and performance

- Develop strategic alliances with potential customers so that R&D dollars are targeted on their plans for the future

- Provide equal treatment for all acquisition proposals

- Refrain from transactions which will further dilute the ownership of the existing shareowners

- Reduce the cash burn-rate substantially

- Sell the company if it is determined that Netro cannot implement a strategic plan to produce operating profits and increase its stock price in the near term

ROBERT COATES IS SUPPORTED BY A VERY SEASONED TEAM

- For over twenty years, Mr. C. Robert ("Bob") Coates has been the Chief Executive Officer of Management Insights, Inc., a tax consulting firm that specializes in tax credits and incentives. In addition, Mr. Coates has over fifteen years of experience in investing in technology and software companies. Mr. Coates earned a Bachelor of Arts Degree in Economics with Distinction from the University of Virginia, an MBA in Finance, and a Ph.D. in Finance, Economics and Accounting from the University of Chicago. Mr. Coates served on the Board of Directors of Borland Software Corporation, a publicly traded company, from June 1999 to February 2000.

- Robert Coates' team includes Wilhelm H. Ruiz, Managing Director. Mr. Ruiz has over 18 years of experience in the High Tech Manufacturing, Telecommunications, and Consumer Goods industries, including over seven years of consulting experience with Ernst & Young and IBM. He was most recently a Principal in IBM's Business Innovation Services group helping clients with complex and large-scale business and IT transformation projects. Prior to IBM Mr. Ruiz was the Director of Process Innovation at Ameritech. Mr. Ruiz earned a Bachelor of Science Degree Summa Cum Laude in Aerospace Engineering, Master of Science Degrees in Mechanical and Manufacturing Engineering, and an MBA with High Honors all from Boston University.

MR. DAVID KENNEDY'S EXPERTISE IN TECHNOLOGY OPERATIONS WILL SERVE THE SHAREOWNERS WELL

- Mr. David Kennedy is the Chief Operating Officer of Stuart Energy Systems, a hydrogen solutions technology company. Prior to Mr. Kennedy's work at Stuart Energy Systems, he was a Principal for Pittiglio Rabin Todd & McGrath (PRTM) in Chicago, Illinois. As a consultant Mr. Kennedy directed and successfully completed five acquisition integration and/or site-transition projects, two of which were in the telecommunications industry. By utilizing Mr. Kennedy's advice, a U.S. telecommunications company successfully folded its Canadian manufacturing operations into its domestic operations. Mr. Kennedy also advised the North American subsidiary of Europe's largest aerospace and defense firm in its acquisition of a division of a telecommunications company that manufactures surveillance systems. Mr. Kennedy also worked with the Performance Improvement Practice at Ernst & Young. Mr. Kennedy has a Bachelor of Science Degree in Industrial Engineering from the University of Illinois and a Masters Degree in Management from the Kellogg Graduate School of Management at Northwestern University.

ROBERT COATES BELIEVES THAT COMPANIES WITH GOOD CORPORATE GOVERNANCE HAVE A FOCUS ON SHAREOWNER VALUE

- Robert Coates' vision is to achieve superior returns on his investments by helping the companies he invests in, when necessary, adopt a fully accountable and shareowner oriented corporate governance.

- Robert Coates is in favor of:

        - Shareowner rights

        - Above average returns

        - Fully accountable corporate governance

        - One share, one vote

- Robert Coates is against:

        - Anti-takeover provisions (including poison pills)

        - Super-dilutive stock options

        - Option resets (re-pricing of options)

        - Greenmail (repurchasing of a dissident shareowner's or hostile would-be acquirer's shares at a price significant above market price)

        - Lack of communication from company officers to shareowners

NOTE: By corporate governance Robert Coates means the interaction among shareowners, executive management and board of directors in determining the direction and performance of the corporation.


Exhibit List
---------------------------------------
Ex. 99.01       Chart Showing Disregard
Ex. 99.02       Overview Presentation

[Please find these exhibits in the HTML files attached]